SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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sec.240.14a-12

BRAINTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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(1) Title of each class of securities to which transaction applies:

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(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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Braintech, Inc.

(4) Date Filed:

May 1, 2003

BRAINTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2003

11:00 a.m.

To The Shareholders:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Braintech, Inc., (the "Annual Meeting") will be held on June 18, 2003 at 11:00 a.m. (Pacific Daylight time), at #102 - 930 West 1st Street, North Vancouver, British Columbia, Canada, V7P 3N4 for the following purposes:

1. To elect directors.

2. To approve the 2003 Stock Option Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual meeting of shareholders.

Only shareholders of record at the close of business on May 16, 2003 will be entitled to notice of and to vote at the Annual Meeting of shareholders or any adjournment thereof.

For the Board of Directors

BRAINTECH, INC.

"Owen Jones"

OWEN JONES

Chief Executive Officer

Vancouver, British Columbia

May 1, 2003

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly signing, dating and returning the proxy will save Braintech the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States or Canada, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

BRAINTECH, INC.

#102 - 930 West 1st Street North Vancouver, British Columbia, Canada V7P 3N4

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2003

This proxy statement, which will be mailed to shareholders on May 23, 2003, is furnished in connection with the solicitation of proxies by the Board of Directors of Braintech, to be voted at the annual meeting of the shareholders of Braintech, Inc. (the "Annual Meeting"), which will be held at 11:00 a.m. (Pacific Daylight Savings time) on June 18, 2003 at #102 - 930 West 1st Street, North Vancouver, British Columbia, Canada for the purposes set forth in the accompanying notice of annual meeting. The shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of Braintech, Mr. Edward A. White, at or prior to the Annual Meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by Braintech.

Shareholders of record at the close of business on May 16, 2003 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On April 30, 2003 there were 15,219,394 shares of common stock outstanding, held by approximately 326 shareholders of record.

SOLICITATION OF PROXIES

The Board of Directors solicits from shareholders of Braintech the proxy accompanying this proxy statement. Proxies may be solicited by Braintech's officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for those services. Solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. Braintech will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Braintech will pay the cost of proxy solicitation.

VOTING TABULATION

Representatives of Clark, Wilson, Barristers & Solicitors of Vancouver Canada will tabulate votes cast by proxy or in person at the Annual Meeting. A majority of the voting shares, which includes the voting shares present at the meeting in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting.

EFFECT OF AN ABSTENTION AND BROKER NON-VOTES: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favour of or against the election of the nominees or other proposals. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such "non-vote" shall be deemed present at the meeting for purposes of determining a quorum, but not for the purposes of calculating the vote with respect to the proposal on which the broker had no authority to vote.

All dollar figures states in this proxy statement refer to United States dollars (except where specified otherwise). For the purposes of this proxy statement, Canadian dollar amounts have been converted to United States dollars at an exchange rate of Cdn$1.00 = US$0.64, being the average exchange rate during the year ended December 31, 2002.

PROPOSAL ONE - ELECTION OF DIRECTORS

A board of six (6) directors is to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. In the event that any of the six nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominees who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES

Name of Nominee	Age	Positions with Braintech
Owen L.J. Jones	51	Director, Chief Executive Officer
Babak Habibi	31	Director, President and Chief Operating Officer
Edward A. White	58	Director, Chief Financial Officer, Treasurer and Secretary
Lionel Dodd	63	Independent Director
James L. Speros	44	Independent Director
Robert Gayton	63	Independent Director

Owen L.J. Jones has been Braintech's President, Chief Executive Officer and a Director since December 1993. In May 1995 Mr. Jones was elected as a director of Sideware Systems Inc., formerly known as Evergreen International Technology Inc., and shortly thereafter assumed the responsibilities of President and Chief Executive Officer of that company. Between May 1995 and November 30, 2000, Mr. Jones divided his time and effort between our affairs and the affairs of Sideware Systems Inc. Mr. Jones resigned as the President of Sideware Systems Inc. on October 16, 2000, and as a director of Sideware Systems Inc. on November 30, 2000. Mr. Jones now works full time for Braintech, Inc. Mr. Jones is not a director of any other public companies.

Babak Habibi was appointed as a Director and as Braintech's president effective June 19, 2001. Prior to his appointment as President, Mr Habibi was Vice President of Engineering. Mr. Habibi supervises the design, development, and deployment of vision guided robotic systems, and is also involved in the development of eVisionFactory. Mr. Habibi holds Bachelor's and Master's Degree in Applied Science from the University of Waterloo. Mr. Habibi is not a director of any other public companies.

Edward A. White was appointed as a Director and Braintech's Chief Financial Officer and Treasurer effective November 1, 2000 and he was appointed as Secretary on August 28, 2002. Mr. White has been a member of the British Columbia Institute of Chartered Accountants for 28 years and, for 23 of those years, Mr. White practiced as a self-employed chartered accountant serving clients in both the public and private sectors. Mr. White was a director of Sideware Systems Inc. from October 1995 to March 20, 2002. Mr. White is not a director of any other public companies.

Lionel Dodd was appointed a Director on August 1, 2002. During the period from 1996 to 2000 Mr. Dodd was the President and Chief Executive Officer of Versacold Corporation (TSX:ICE). Since that time he has sat on the boards of many public and private companies. Currently, Mr. Dodd sits as an independent director on the boards of Pope and Talbot, Inc. (NYSE:POP), Napier International Technologies Inc. (TSX:NIC), and International Absorbents Inc. (AMEX:IAX).

James L. Speros was appointed a Director on September 15, 1998. Mr. Speros is also a Director, President and Chief Executive Officer of Sideware Systems Inc. and of Sideware Corp., a wholly owned subsidiary of Sideware Systems Inc. From June 1993 to January 1997 Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League. From January 1997 to February 1999 Mr. Speros was President of Exploration Mirandor, a mining exploration company. Mr. Speros was also a director of Consolidated Maymac Petroleum Corp. from September 9, 1999 to March 5, 2001. Consolidated Maymac Petroleum Corp. is a public company trading on the Canadian Venture Exchange.

Robert Gayton was appointed a Director on March 31, 2003. Mr. Gayton has been a member of the Institute of Chartered Accountants of B.C. since 1962 and has been elected as a Fellow of both the B.C. and Ontario Institutes. In 1973, Mr. Gayton obtained a Ph.D. in Business at the University of California, Berkeley. Mr. Gayton is currently an officer and /or director of Intrinsyc Software Inc. (TSX:ICS), Western Copper Holdings Limited (TSX:WTC, AMEX:WTZ), Quaterra Resources Inc. (TSX-V:QTA), XML Global Technologies Inc. (OTC-BB:XMLG), and Doublestar Resources Ltd. (TSX-V:DSR).

The directors will hold office until they resign, or until their successors are elected.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Under the State of Nevada Private Corporations Act, directors are elected by a plurality of votes represented in person or by proxy at the meeting. The Board of Directors recommends that the shareholders vote for the Board of Directors' nominees for directors.

EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

Braintech currently provides the following cash compensation to its directors:

Owen Jones. Since October 16, 2000 Mr. Jones has worked full time for Braintech. Prior to October 16, 2000 Mr. Jones divided his time between Sideware Systems Inc and Braintech. Since January 1, 2001, Mr. Jones has worked without salary except as indicated below. Between January 1, 2000 and December 31, 2000, Mr. Jones was paid a salary of $2,500 per month. Between June 1, 1998, and December 31, 1999, Mr. Jones received payments totaling $6,400 per month from Techwest Management Inc. Braintech shared responsibility for those payments with Sideware, paying 50% during 1998 and 20% during 1999. Prior to June 1, 1998, Mr. Jones' monthly payments, then shared equally with Sideware, were $3,200 per month. Mr. Jones also holds stock options as listed in the table below. On October 17, 2002, Braintech issued 500,000 common share purchase warrants to Mr. Jones in settlement of salary owed for the period from January 1, 2002 to September 30, 2002. Each share purchase warrant entitles him to purchase one common share for two years at $0.31 per share, which was the fair market value of the common shares on September 30, 2002. The fair value of the warrants as calculated by the Black-Scholes option pricing model of $39,409 has been recorded as an expense and additional paid-in capital in the year ended December 31, 2002. Mr. Jones receives no other compensation from Braintech or any of its subsidiaries.

Babak Habibi. Mr. Habibi receives a salary of $6,400 per month. Mr. Habibi also holds stock options as listed in the table below. Mr. Habibi receives no other compensation from Braintech or any of its subsidiaries.

Edward A. White. Mr. White receives a salary of $6,400 per month. Mr. White also holds stock options as listed in the table below. Mr. White receives no other compensation from Braintech or any of its subsidiaries.

James L. Speros. Mr. Speros holds stock options as listed in the table below. Mr. Speros receives no other compensation from Braintech or any of its subsidiaries.

Lionel Dodd. Mr. Dodd holds stock options as listed in the table below. Mr. Dodd receives no other compensation from Braintech or any of its subsidiaries.

The aggregate amount of cash remuneration which we paid to our directors as a group, was approximately $155,000 during the fiscal year ended December 31, 2002. None of our directors receive any pension plan or similar benefits.

BOARD OF DIRECTORS - STOCK OPTIONS

The following table shows the stock options held by our directors and officers as at December 31, 2002.

Name	Options Granted	Number Exercised	Number Outstanding	Exercise Price	Market Value of Underlying Shares at Date of Grant	Expiry Date (m/d/y)
Owen Jones	200,000 40,000 5,500	Nil Nil Nil	200,000 40,000 5,500	$0.20 $1.25 $1.00	$0.20 $1.00 $0.95	12/01/07 11/30/05 04/19/04
Babak Habibi	150,000 80,000 20,000	Nil Nil 7,000	150,000 80,000 13,000	$0.20 $1.25 $1.00	$0.15 $1.00 $0.95	12/16/07 11/30/05 04/19/04
James Speros	50,000 60,000	Nil Nil	50,000 60,000	$0.20 $1.00	$0.20 $0.95	12/01/07 04/19/04
Edward A. White	150,000 100,000	Nil Nil	150,000 100,000	$0.20 $1.25	$0.15 $1.00	12/16/07 11/30/05
Lionel Dodd	100,000	Nil	100,000	$0.75	$0.60	07/31/07

Mr. Habibi exercised options to acquire 7,000 shares at $1.00 per share in January 2000.

Braintech does not have a long-term incentive plan nor has Braintech granted any stock appreciation rights.

NAMED EXECUTIVE OFFICER

During the last completed fiscal year, the Chief Executive Officer of Braintech, Mr. Owen L.J. Jones, was the only named executive officer. The following table shows compensation paid by Braintech to Mr. Jones during the last three fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation
		Salary	Bonus	Other	Awards		Payouts
					Restricted Stock Awards	Securities Underlying Options/SARs
Owen Jones CEO and Director	2002 2001 2000	Nil Nil $30,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	200,000 Nil 40,000	Nil Nil Nil	Nil Nil Nil

The following table sets forth information on grants of stock options to our Chief Executive Officer during our last fiscal year:

Option / SAR Grants in Last Fiscal Year

Name	Number of securities underlying Options/SARs granted	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price	Expiration Date	Grant date present value(1)
Owen Jones	200,000	16.4%	$0.20	December 1, 2007	$0

(1) Grant date present value was calculated by multiplying the number of option shares by the difference between the exercise price and the closing trading price on the date of grant.

The following table sets out the options exercised by Mr. Jones during the last fiscal year.

Aggregated Option / SAR Exercises in Last Fiscal Year and FY-End Option / SAR Values
Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options/SARs at end of fiscal year	Value of unexercised in-the-money options/SARs at end of fiscal year
			Exercisable/Unexercisable	Exercisable/Unexercisable
Owen Jones	Nil	Nil	65,500(1) / 180,000	Nil(2)/ Nil

(1) The total of 245,500 options granted to Mr. Jones represents , 5,500 options granted to Mr. Jones during the fiscal year ended December 31, 1999, 40,000 options granted during the fiscal year ended December 31, 2000, and 200,000 options granted during the fiscal year ended December, 31, 2002.

(2) The closing price for our shares on the OTC-Bulletin Board as of December 31, 2002 was $0.11.

PRINCIPAL SHAREHOLDERS

The following table shows certain information regarding beneficial ownership of common stock, as of April 30, 2003 by (i) each shareholder whom we know to be the beneficial owner of more than 5% of outstanding shares, (ii) each of our Directors and executive officers, and (iii) all Directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED(1)
Owen L.J. Jones*(2) 102 - 930 West. 1st Street North Vancouver, B.C. Canada V7P 3N4	6,617,544	37.41%
Babak Habibi*(3) 102 - 930 West 1st Street North Vancouver, B.C. Canada V7P 3N4	353,001	2.29%
James L. Speros*(4) 6420 Grovesdale Drive Alexandria, Virginia USA 22310	80,000	0.52%
Edward A. White*(5) 416-5 K de K Court New Westminster, B.C. Canada V3M 6B6	360,001	2.33%
Lionel Dodd*(6) 3508 Mathers Avenue West Vancouver, B.C. Canada V7V 2K9	25,000	0.16%
Robert Gayton* 5145 Ashfeild Road West Vancouver, B.C. Canada V7W 2X4	Nil	Nil
W. Grant Sutherland (7) 1600 - 777 Dunsmuir St. Vancouver, B.C. Canada V7Y 1K4	1,381,532	8.84%
All executive officers and directors as a group (6 Persons)(8)	7,435,546	40.76%

* Denotes Director of the Company

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 125,500 shares issuable pursuant to stock options and 2,347,348 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days. Figures stated for Mr. Jones exclude 333,334 shares and 166,667 share purchase warrants owned by Judy Jones, of which Mr. Jones disclaims beneficial ownership.

(3) Includes 153,000 shares issuable pursuant to stock options and 66,667 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

(4) Includes 80,000 shares issuable pursuant to stock options exercisable within 60 days.

(5) Includes 160,000 shares issuable pursuant to stock options and 66,667 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

(6) Includes 25,000 shares issuable pursuant to stock options, all being exercisable within 60 days.

(7) Includes 45,500 shares issuable pursuant to stock options and 366,344 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

(8) Includes 543,500 shares issuable pursuant to stock options and 2,480,682 shares issuable pursuant to share purchase warrants, all being exercisable within 60 days.

The Company is unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

The Company has had several transactions with Sideware Systems Inc. One director, James Speros is a director and shareholder of Sideware. Edward White and Owen Jones were both previously directors of Sideware. Edward White resigned as a Sideware director on March 20, 2002. Owen Jones resigned as Sideware's President effective October 16, 2000 and as a director effective November 30, 2000.

While the Company has had common directors and principal shareholders with Sideware, the companies' businesses are separate. The companies raise their financing separately, and do not share the proceeds from their separate issuances of securities. The companies also own separate technology, and do not share their intellectual property.

Transactions with Sideware

Transactions with Sideware during the last two fiscal years have been as follows:

1. Cost sharing agreement

Braintech previously shared all of its office premises and some of its personnel with Sideware. In June 2001, Sideware vacated the premises, and entered into an agreement to surrender a portion of the premises to a third party. Effective July 15, 2001, Braintech returned to the office premises previously shared with Sideware. Braintech currently occupies the remainder of the premises. The rent for the portion of the premises occupied by Braintech is approximately $9,500 per month. The term of the lease expires August 31, 2003.

As co-covenantor on the original lease, Braintech could also be legally responsible for rent relating to the portion of the premises that has been surrendered to a third party if both Sideware and the third party fail to pay that rent. The additional rent for which Braintech could be liable is $6,950 per month, inclusive of operating costs. The legal responsibility under the co-covenantor provisions terminates on August 31, 2003.

2. Purchase of computer equipment.

During the year ended December 31, 2001, the Company purchased computer equipment from Sideware that cost approximately $21,000.

Other Transactions involving Directors

Other transactions within the last three years of which the directors have an interest are as follows:

The Company has acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland, a former director, is a partner. For the year ended December 31, 2002, Sutherland Johnston performed $54,885 (2001 - $136,157; 2000 - 65,389) worth of legal services for us.

During our last three fiscal years and to April 30, 2003 Grant Sutherland, a former director, has directly or indirectly acquired the following shares in private placements:

  333,334 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2000 and the first quarter of 2001. For each two shares purchased, Beau J Holdings Ltd., a private company owned by Mr. Sutherland, received one share purchase warrant, which entitles Beau J Holdings to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share;

  295,304 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2001 and first quarter of 2002. For each two shares purchased, Beau J Holdings Ltd. received one share purchase warrant, which entitles Beau J Holdings to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004;

  104,050 shares at a price of $0.60 per share in a private placement conducted in last quarter of 2002. For each two shares purchased, Beau J Holdings Ltd. received one share purchase warrant, which entitles Beau J Holdings to purchase one additional share for one year at $0.85 per share.

During our last three fiscal years and to April 30, 2003 Owen Jones has directly acquired the following shares in private placements:

  333,334 shares at a price of $0.75 per share in a private placement conducted in last quarter of 2000 and first quarter of 2001. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share;

  833,334 shares at a price of $0.75 per share in a private placement conducted in the last quarter of 2001 and first quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004;

  751,544 shares at a price of $0.60 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.85 per share;

  267,106 shares at a price of $0.31 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.36 per share;

  297,334 shares at a price of $0.27 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.32 per share;

  227,480 shares at a price of $0.21 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.26 per share;

  407,640 shares at a price of $0.15 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.20 per share;

  576,924 shares at a price of $0.20 per share in a private placement conducted in the last quarter of 2002. For each two shares purchased, Mr. Jones received one share purchase warrant, which entitles him to purchase one additional share for one year at $0.25 per share.

In addition, on January 13, and March 26, 2003, Mr. Jones advanced $54,487 and $101,351, respectively, for a total of $155,838, in return for an unsecured demand promissory note with an annual interest rate of 8%.

On April 12, and April 28, 2003, Mr. Jones advanced $56,164 and $68,493 respectively as part of a written commitment to make further advances up to a maximum of $398,630 in bridge financing until outside financing can be obtained. These additional financings bear interest at 8% per annum and are repayable on demand. A general security agreement covering all of the Company's real, personal, and intangible property has been pledged as security for the advances.

In June 2001, Judy Jones, wife of Owen Jones, acquired 333,334 shares at a price of $0.75 per share in a private placement. For each two shares purchased, Mrs. Jones received one share purchase warrant, which entitles her to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share.

In March 2001, Edward White acquired 133,334 shares at a price of $0.75 in a private placement. Mr. White provided the Company with a non-recourse demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is February 27, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. White received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. If Mr. White fails to pay the demand promissory note, the Company will cancel the share certificate and warrant certificate issued to him.

In June 2001, Babak Habibi acquired 133,334 shares at a price of $0.75 in a private placement. Mr. Habibi provided the Company with a non-recourse demand promissory note in the amount of $100,000 without interest to pay for the shares and has signed an agreement to hold the share certificate and warrant certificate in escrow. The date of the agreement is June 26, 2001. According to the agreement, the shares and warrants issued to him will remain in escrow until he submits full payment to us. For each two shares purchased, Mr. Habibi received one share purchase warrant, which entitles him to purchase one additional share for one year at $1.00 per share. The Company has without receipt of any further consideration agreed to extend the share purchase warrants until February 28, 2004 and to reduce the exercise price to $0.75 per share. If Mr. Habibi fails to pay the demand promissory note, the Company will cancel the share certificate and warrant certificate issued to him.

The Board of Directors has established a "Code of Business Conduct and Ethics for Directors, Officers and Employees" and this Code provides guidelines concerning future transactions with affiliates. The Board of Directors will address future transactions on their individual merits within the guidelines provided by the Code.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the Company's common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the best of the Company's knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Grant Sutherland	1 (1)	2 (1)	Nil
Babak Habibi	1 (2)	1 (2)	Nil
Owen Jones	1 (1)	1 (1)	Nil
Edward White	1 (1)	1 (1)	Nil
James Speros	1 (3)	5 (3)	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 5 - Annual Statement of Changes in Beneficial Ownership

(2) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership.

(3) The named, officer, director or greater than 10% shareholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership.

PROPOSAL TWO - APPROVAL OF 2003 STOCK OPTION PLAN

The Board of Directors has approved and is recommending to the shareholders for approval at the Annual Meeting the 2003 Stock Option Plan. The purpose of the 2003 Stock Option Plan is to allow Braintech to continue to attract and retain competent directors, officers, employees and consultants and to provide incentive to such persons to use their best efforts on its behalf. A copy of the 2003 Stock Option Plan may be obtained upon written request to Braintech's Investor Relations Department at the address listed below.

THE ESSENTIAL FEATURES OF THE 2003 STOCK OPTION PLAN ARE OUTLINED BELOW

GENERAL

Braintech's directors, officers, employees, and consultants will be eligible for selection to participate in the Plan. The Compensation Committee of the Board of Directors will determine from the eligible class of individuals who will receive options and terms and provisions of the options (which need not be identical).

STOCK SUBJECT TO THE PLAN

The stock to be offered under the 2003 Stock Option Plan shall be shares of Braintech's authorized but unissued common stock including re-acquired common stock or common stock previously issued but cancelled. The aggregate amount of stock to be delivered upon the exercise of all options granted under the 2003 Stock Option Plan shall not exceed 2.5 million shares, provided that at no time may the aggregate amount of stock to be delivered upon the exercise of all options granted under the 1997 Stock Option Plan (1,500,000 shares), the 2000 Stock Option Plan (1,500,000), and the 2003 Stock Option Plan exceed 25% of Braintech's issued and outstanding common stock. The following table details the history of the 1997 and 2000 Stock Option Plans.

	Plan 1997	Plan 2000

Stock options approved	1,500,000	1,500,000
Options granted
Exercised	1,014,200	-
Unexercised	467,500	1,438,000

Options available for grant	18,300	62,000

As of April 30, 2003, there were 15,219,394 shares of common stock outstanding. The closing price of Braintech's common stock on April 30, 2003 was $0.50.

TERMS OF THE OPTIONS GRANTED

The purchase price of stock covered by each option shall be determined by the Compensation Committee. Each option and all rights and obligations thereunder shall expire on such date as the Compensation Committee shall determine, but no later than the 5th anniversary of the date on which the option is granted subject to earlier termination as provided in the Plan. The Compensation Committee may make any adjustment to the terms of any option, including changes to the exercise price, the number of shares optioned, and the term of the option. If any option holder dies while employed by Braintech, such holders' options shall remain exercisable until the earlier of the original expiry date and two years after the date of death. If any option holder resigns or ceases to be a director, officer, employee or consultant of Braintech for any reason other than death, such option holders' options shall expire on the earlier of the original expiry date and 30 days after the date of ceasing to be a director, officer, employee or consultant of Braintech (or such greater period of time as the Compensation Committee may determine or as may be agreed with the employee by way of separate agreement). An option granted under the Plan shall be non-transferable by the option holder except in the case of transfer by will or by the laws of descent and distribution.

AMENDMENT AND TERMINATION

The Board of Directors may at any time suspend, amend or terminate the 2003 Stock Option Plan. No options may be granted during any suspension of the plan or after the date of termination. The amendment, suspension or termination of the plan shall not, without the consent of the option holders, alter or impair any rights or obligations under any option previously granted under the plan.

No options may be granted under the 2003 Stock Option Plan after April 15, 2013.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Approval of the 2003 Stock Option Plan requires more votes in favour of adoption of the plan than those against adoption. The Board of Directors unanimously recommends a vote for adoption of the 2003 Stock Option Plan.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held a total of five meetings during 2002 and transacted business by consent resolution on eleven occasions. During the year ended December 31, 2002, the Board of Directors established an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Written charters of those committees were adopted by the Board of Directors at a meeting held December 18, 2002 and copies of those charters were attached as exhibits to the Form 10-KSB filed on March 28, 2003.

The function of the Audit Committee is to meet with the Company's independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in the Company's financial statements; recommend to the Board the independent auditors to be retained; review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to the Company by the independent auditors and considers the possible effect of such services on the independence of the auditors. From formation of the Audit Committee on November 6, 2002 to date, the Committee was composed of Mr. Speros and Mr. Dodd, with Mr. Dodd serving as chairman. On March 31, 2003, Mr. Gayton was appointed as a director of the company and as chairmen of the Audit Committee. All members of the Audit Committee are independent and meet the financial literacy standards. The Board of Directors has affirmed that Mr. Dodd is a financial expert in accordance with the standards set by the Securities and Exchange Commission.

The function of the Corporate Governance Committee is to develop and recommend to the Board of Directors a set of corporate governance principles (the "Corporate Governance Guidelines") and Corporate Code of Business Conduct and Ethics applicable to the Company in accordance with applicable law, rule or regulation; to identify individuals qualified to become Board members and recommend to the Board that the Board nominate the identified director nominees for election; and to review the qualifications of directors eligible to become members of the different committees of the Board and recommend to the Board the appointment of members to the different committees of the Board. The Corporate Governance Committee has formulated and recommended to the Board and the Board has adopted its Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees. These documents were attached as exhibits to the Form 10-KSB filed on March 28, 2003. The Corporate Governance Committee was formed on November 6, 2002 and is composed of Mr. Lionel Dodd and Mr. White. Mr. White is a member of management and as such is not considered to be independent.

The function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company's executives, employees and members of the Board by making makes recommendations concerning salaries and incentive compensation, to award stock options to employees and consultants under the Company's stock option plans, and to otherwise determine compensation levels and to perform such other functions regarding compensation as the Board may delegate. The Compensation Committee was formed on April 16, 2003 and is composed of Mr. Speros, Mr. Dodd, and Mr. Gayton.

During the fiscal year ended December 31, 2002, all directors attended at least 75% of the meetings of the Board held during the period for which they were a director.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2002 with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the Company's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed results of the independent auditors' examination of the financial statements. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee also recommended, and the Board approved the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

Audit Committee Robert Gayton Lionel Dodd James Speros
(1)

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS

KPMG, LLP are the independent public accountants for Braintech for the fiscal year ending December 31, 2002 and the current fiscal year. Representatives of KPMG, LLP will not be present at the Annual Meeting.

AUDIT FEES

The aggregate fees billed by KPMG, LLP to Braintech for professional services rendered for the audit of the annual financial statements of Braintech and for review of the financial statements included in the quarterly reports filed by Braintech during 2002 are approximately as follows:

Audit of the consolidated financial statements	$24,000
Audit completion assistance	$7,500
Interim review of consolidated financial statements and 10-QSB filings	$27,000
Review and analysis of significant revenue contracts in accordance with SOP 97-2	$3,000
Assistance in preparation of Notice to Reader statements and related FIT Disclosure	$10,850

The Board of Directors considers the professional services provided by KMPG, LLP to Braintech to be compatible with maintaining the principal accountants' independence.

SHAREHOLDER PROPOSALS

The Annual Meeting is being held more than 30 calendar days from the last annual meeting of shareholders, which was held June 19, 2001. As a result, the deadline for Braintech to receive shareholder proposals for presentation at the annual meeting of shareholders to be held in 2003 is a reasonable period of time before Braintech begins to print and mail out proxy materials for that annual meeting. Braintech anticipates that the mail out of proxy materials for next year's annual meeting of shareholders will occur in May 2004. Accordingly, Braintech requests that shareholders submit any shareholders proposals before April 2004 so that Braintech may include such proposals in the proxy statement and form of proxy to be distributed to shareholders next year. Braintech reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

The following documents are hereby incorporated by reference into this proxy statement:

- Annual report on form 10-KSB for the year ended December 31, 2002.

DATED: Vancouver, British Columbia, May 1, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

"Owen Jones"

Chief Executive Officer

BRAINTECH, INC.

#102 - 930 West 1st Street

North Vancouver, BC

V7P 3N4

BRAINTECH, INC.

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Owen L. J. Jones or failing him Edward A. White and either of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 18, 2003 at 11:00 a.m. (Pacific Daylight Savings time) at the #102 - 930 West 1st Street North Vancouver, British Columbia, Canada and any adjournments thereof, on the matters, set forth below:

In Favour	Withhold Vote
1.	To elect as a director
Owen L.J. Jones	[ ]	[ ]
Babak Habibi	[ ]	[ ]
Edward A. White	[ ]	[ ]
Lionel Dodd	[ ]	[ ]
James Speros	[ ]	[ ]
Robert Gayton	[ ]	[ ]

For	Against	Abstain
2.	To approve the 2003 Stock Option Plan	[ ]	[ ]	[ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual meeting of shareholders.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

Dated:___________________, 2003

Signature

Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.